Exhibit 99.1
OCA INTERNATIONAL, LLC CAPITALIZATION AGREEMENT
     THIS CAPITALIZATION AGREEMENT (“Agreement”) is made as of December 1, 2005, between Gimili, LLC, a Louisiana limited liability company (“Gimili”) and OCA, Inc., a Delaware corporation ( “OCA”). Gimili and OCA are sometimes referred to collectively herein as the “Parties” or individually as a “Party.”
     WHEREAS, OCA owns an ownership interest or stock (jointly, the “Stock”) in the following companies (the “Companies”):
     (a) Servicios Administrativos OCA, SA de CV; (Mexico)
     (b) OCA International, Inc; (Brazil)
     (c) OCA China;
     (d) OCA Japan; and
     (e) Orthodontic Centers of America Europe, S.A.;
     WHEREAS, OCA has organized or plans to organize a new entity under the laws of the State of Florida, to be known as OCA International, LLC, a Florida limited liability company (“OCAI”), to own, control and operate the Companies;
     WHEREAS, OCA plans to contribute its ownership interests in the Companies to OCAI in consideration of the receipt from OCAI of an ownership interest in OCAI and OCAI’s agreement to cause the Companies to issue debt to OCA as hereinafter provided; and
     WHEREAS, Gimili has previously contributed monies for the benefit of the Companies and desires to receive as consideration for these contributions an ownership interest in OCAI;
     NOW, THEREFORE, in consideration of the premises and the mutual promises made herein, and in consideration of the representations, warranties and covenants herein contained, the Parties hereby agree as follows:
ARTICLE I.
RECITAL; TRANSACTIONS
Section 1.1 Recital of Operative Facts.
     (a) OCA has been unable to timely complete the audit of its 2004 financial statements as detailed in its Form 8-K by OCA with the Securities and Exchange Commission on June 7, 2005 and, as a consequence, has not been able to file its quarterly statements on Form 10-Q for the first and second quarters of 2005.

     (b) These failures to file resulted in a violation by OCA of covenants in its loan agreements, and it now appears that OCA will not be able to cure its violations until some time in 2006.
     (c) In the meantime, OCA’s lenders have curtailed OCA’s borrowing under its line of credit, OCA has so far not been able to obtain other funding sources, and its cash from operations has not been sufficient to fund both its U.S. and its international operations.
     (d) Moreover, OCA’s lenders have insisted that OCA restrict its limited cash from operations to its U.S. operations and not its international operations.
     (e) OCA’s advisors, Alvarez and Marshall, have concurred that OCA’s cash should be used for U.S. operations only and have not been able to find any alternative that would allow the international operations to continue.
     (f) The advisors in fact recommended that OCA’s international subsidiaries be placed in bankruptcy, even though OCA would likely recover nothing from such bankruptcies.
     (g) After contact with officials of its international operations all OCA received from them was a proposal to acquire the international operations in exchange for a 10% interest in the profits for five years.
     (h) At this point, the Chief Executive Officer of OCA offered to personally fund international proposals on terms mutually acceptable to him and to OCA.
     (i) The OCA Board of Directors appointed a special committee of independent directors to discuss such a proposal, and this Agreement and the related Management Agreement reflects the results of such discussions and negotiations between the parties.
Section 1.2 Stock Transfer
     At the Closing, subject to the conditions set forth herein, OCA shall transfer all of its right, title and interest in the Stock to OCAI.
Section 1.3 OCA Contribution
     The value of the Stock contributed by OCA to OCAI is based on the net asset book value of the Companies, and agreed at U.S.$14,000,000. In consideration for the Stock, OCA shall receive the following:
     (a) Promissory notes from each of the Companies totaling the principal amount of US$12,500,000. These promissory notes shall be allocated to each of the entities in their local currencies as follows:

Japan	603,360,168 Yen
Spain	2,513,701 Euros

Mexico	39,234,295 Pesos
Brazil	95,712 Reais
     These promissory notes shall be amortized over a period of ten (10) years and shall bear interest at the prime rate of interest in each of the applicable countries. All payments of principal and interest under the promissory notes shall be deferred until such time that OCAI has achieved profitability so that debt coverage is over 1.25 times profits.
     (b) An equity/ownership interest of 53.57% in OCAI based on a stated capital contribution of US$1,500,000.
Section 1.3 Gimili Contribution
     The value of the contributions heretofore made or to be made by Gimili, prior to the end of calendar year 2005, to the Companies shall total US$1,300,000. In consideration for his contributions, Gimili shall receive an equity/ownership interest in OCAI or 46.43%.
Section 1.4 The Closing
     (a) The closing (the “Closing”) of the Stock transfer shall take place at OCA’s headquarters in Metairie, Louisiana (or at such other location as the Parties may agree), commencing at 5 pm local time on December 1, 2005. The date and time of the Closing are referred to as the “Closing Date.”
     (b) At the Closing, OCA shall deliver to OCAI the original stock certificates representing the Stock, endorsed in blank or accompanied by duly executed assignment documents and with signature guaranteed, and OCAI shall issue membership units to the Parties in relation to their respective interests and deliver to OCA the promissory notes for the debt obligation. Notwithstanding the foregoing, if the original stock certificates are located in Metairie, Louisiana and are inaccessible because of Hurricane Katrina, duplicate certificates can be prepared for delivery at the Closing.
ARTICLE II
ADDITIONAL CAPITAL CONTRIBUTIONS
Section 2.1 Capital Calls
     (a) The Parties recognize that from time to time OCAI, or one or more of the Companies may require additional capital. If additional funds are required, such additional funds shall be contributed by the Parties in proportion to their ownership of OCAI.
     (b) If either Party is unwilling or unable to make, within 10 (10) days, any or all of such Party’s proportionate contribution upon a capital call, then the other Party shall have the right to make up such deficit amount in any proportion that they decide. If the other Party makes a contribution pursuant to the foregoing, such Party’s contribution shall be treated as an additional capital contribution by that Party.

     (c) The additional contribution by one Party shall increase that Party’s percentage capital interest in OCAI (and their respective interests in the net profits, net losses and cash flow) determined by dividing the total amount of capital contributed to OCAI by such Party by the total amount of capital contributed to OCAI by all Parties. The resulting quotient, with respect to each Party, shall be the adjusted ownership percentage interest of such Party. (and in the net profits, net losses and cash flow). In accordance with such increased capital interest, OCAI shall issue to the contributing Party such additional ownership interests as are necessary to properly reflect their increased capital interest in the Company.
ARTICLE III
MANAGEMENT OF OCAI
Section 3.1 Management Agreement
     OCAI shall enter into an agreement (“Management Agreement”) with an entity established or to be established and controlled by Gimili (the “Management Company”) to manage and administer the business operations of OCAI and the Companies. The Management Agreement shall be negotiated between the Management Company and OCAI on such terms and conditions as they shall agree, and shall be memorialized in a separate Management Agreement to be entered into at the Closing.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PARTIES
     Each Party hereby represents and warrants that as of the date hereof:
Section 4.1 Organization; Power and Authorization
     Each Party has the requisite power and authority necessary to enter into, deliver and perform its obligations pursuant to this Agreement.
Section 4.2 Ownership and Status of Stock
     Except as indicated the this Section 4.2, OCA is the record and beneficial owner of the Stock, free and clear of all liens, judgments or encumbrances. With regard to the ownership of each of the Companies:
     (a) Regarding Servicios Administrativos OCA, SA de CV:
(i) OCA is the owner of 49,999 fixed capital shares, and of 75,991,113 variable capital shares, at a nominal value of 1 peso each of Servicios Administrativos OCA, SA de CV, comprising 99.999999999999% of the total ownership thereof;
(ii) David Baron is the owner of 1 fixed capital share, at a nominal value of 1 peso, of Servicios Administrativos OCA, SA de CV, comprising 0,000000000001% of the total ownership thereof;

(iii) Servicios Administrativos OCA, SA de CV is the owner of 1 share of Orthodon de Mexico SC with a value of 74,152,349 pesos; and
(iv) David Baron is the owner of 1 share of Orthodon de Mexico SC with a value of 10 pesos.
     (b) OCA is the record and beneficial owner of 100% of the Stock of Orthodontic Centers of America Europe, S.A., comprising 464,900 shares outstanding at a nominal value of 6.01€ per share, represented by the following shares: (i) 27,000 shares, bearing number 1-27,000; (ii) 1,500 shares, bearing number 27001-28500; (iii) 1,500 shares, bearing number 28501-3000; and (iv) 434,900 shares, bearing number 30001-464900;
     (c) OCA is the record and beneficial owner of 100% of the stock of OCA International, Inc.; OCA International, Inc. is the record and beneficial owner, free and clear of all Liens, of 95% of the stock of OCA Brasil Ondontologia Ltda, comprising 518,245 shares, with a nominal value of R$ 0.50 (fifty cents of Brazilian Real) per share; Pedro Henrique Inchausti is the record and beneficial owner of the remaining 5% of the stock of OCA Brasil Ondontologia, Ltda;
     (d) OCA is the record and beneficial owner of 100% of the ownership interest. in OCA China.
     (e) All common shares of OCA Japan are held as follows:

			No. of
Shareholder	Serial Number		Shares	Amount (Yen)	Percentage
Orthodontic Center Of America, Inc.	A	0001	100
	B	0001	50
	B	0002	50
	YA	0001-0035	3,500
	YB	0001	50
	YC	0001-0003	30
	YC	0003	(10)
	YD	0001-0002	10	189,000,000

			3,780		84.0%

Masanori Tada	YB	0003	50
	YC	0010-0011	20
	YE	0007-0008	2	3,600,000

			72		1.6%

Sadayoshi Omichi	YA	0036	100
	YC	0004-0007	40
	YE	0001-0004	4	7,200,000

			144		3.2%

			No. of
Shareholder	Serial Number		Shares	Amount (Yen)	Percentage
Kim Riho	YB	0002	50
	YC	0008-0009	20
	YE	0005-0008	2	3,600,000

			72		1.6%
OCA Japan (treasury stock)		[Not issued]	432	21,600,000	9.6%

			4,500	225,000,000	100.0%
Section 4.2 No Conflicts or Litigation
     Each Party’s execution, delivery and performance in accordance with their respective terms of this Agreement and the effectuation of the transactions this Agreement contemplates do not and will not violate or conflict with any governmental requirement, or breach or constitute a default under any agreement or instrument to which it is a Party. No litigation is pending or, to the knowledge of either Party, threatened to which it is or may become a Party which (i) questions or involves the validity or enforceability of any obligations under this Agreement or seeks (or reasonably may be expected to seek) (A) to prevent or delay the consummation of the transactions this Agreement contemplates or (B) damages in connection with any such consummation.
ARTICLE V
COVENANTS
     The Parties agree as follows:
Section 5.1General
     Each of the Parties shall use its commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement.
Section 5.2 Operation of Business
     From the date of this Agreement through the Closing, except as otherwise expressly contemplated or permitted by this Agreement, each of the Companies shall conduct its Business in the ordinary course in accordance with past practice.
Section 5.3 Access to Records
     Prior to the Closing, OCAI and the Companies shall afford to the officers, employees, accountants, legal counsel and other representatives of the Parties access to the officers, employees, legal counsel, auditors, properties, books and records of the Companies.

Section 5.4 Notice of Developments
     Prior to the Closing, the Parties shall disclose any development causing a breach of any of the representations and warranties herein and whether any representation or warranty has subsequently become untrue.
Section 5.5 Public Announcements
     Prior to the Closing, (a) none of the Parties shall make, or permit any agent or affiliate to make, any public statements, including, without limitation, any press releases, with respect to this Agreement and the transactions contemplated hereby without the prior written consent of the other parties, except as may be required by law; and (b) the Parties shall jointly agree on the content and substance of all such public announcements concerning the transactions contemplated hereby, subject to OCA’s disclosure obligations as a public company.
Section 5.6 Further Assurances
     From and after the Closing, the Parties shall execute and deliver such further instruments of conveyance and transfer and take such other action as reasonably may be necessary to further effectuate the transactions contemplated by this Agreement.
ARTICLE VI
RIGHTS OF FIRST REFUSAL; OPTION
Section 6.1 No Transfer
     (a) Neither Party may Transfer any of its interests in OCAI, in any manner whatsoever, except pursuant to this Article VI.
     (b) Any purported Transfer or acquisition or any interest or any other action taken in violation of Paragraph (a), (i) shall be null and void, and the purported transferee shall have no interest therein purported to be transferred; and (ii) will not affect the record or beneficial ownership of such interest.
     (c) The term “Transfer” shall mean any conveyance, sale, assignment, exchange, gift, donation, pledge, mortgage, hypothecation or other encumbrance or other disposition, and as a verb, to transfer, sell, assign, exchange, gift, donate, pledge, mortgage, hypothecate or otherwise encumber or otherwise dispose. The term Transfer shall not, however, include any pledge, mortgage, hypothecation or other encumbrance (collectively, a “lien”) if the persons in whose favor the lien is created expressly agree in writing that any enforcement of such lien will be subject to the restrictions on Transfer set forth herein. The Party who claims that the foregoing conditions have been satisfied shall have the burden of establishing to the satisfaction of the other Party the facts that prove the claim.
Section 6.2 Right of First Refusal
     If a Party desires to sell or otherwise transfer all or any portion of its interest in OCAI, it shall first deliver to the other Party a written notice (the “First Refusal Notice”), which includes:

(a) a statement that it intends to transfer all or some of its interest, (b) the name and address of the proposed transferee, (c) a description of the interest to be transferred (the “First Refusal Interest”), (d) the per share price offered for the First Refusal Interest, (e) the terms upon which such transfer is to be made, (f) a copy of all contracts and other agreements relating to the proposed transaction and (g) a written offer to sell the First Refusal Interest to other Party pursuant to the terms of this Agreement. The date on which the First Refusal Notice is received by a Party shall be referred to herein as the “first Refusal Notice Date.” For a period of thirty (30) days after the First Refusal Notice Date (the “First Refusal Period”), the non-transferring Party shall have the exclusive right to acquire all (but not merely a portion) of the First Refusal Interest for the per share price or prices, and subject to the terms, described in the First Refusal Notice. To exercise this right, a Party must, prior to the expiration of the First Refusal Period, give written notice of exercise to the transferring Party. Such notice of exercise shall refer to the First Refusal Notice.
Section 6.3 Purchase and Sale
     The consummation of any purchase and sale of First Refusal Interest pursuant to this Article V shall constitute a “Closing.” The Closing shall be held at the principal office of non-transferring Party on the 20th business day following the giving of the notice by the non-transferring Party of its intent to exercise its right to purchase the First Refusal Interest as provided in Section 6.2 (or upon such other day as the Parties shall agree). At the Closing, the transferring Party shall deliver any certificates relating to the First Refusal Interest to be transferred, duly endorsed for transfer, together with such other transfer documents as may be necessary to transfer good and marketable title to First Refusal Interest free and clear of all liens, encumbrances and adverse claims of any kind. Upon receipt of proper tender of any First Refusal Interest to be acquired by the non-transferring Party, such non-transferring Party shall pay to the transferring Party an amount equal to the price for such First Refusal Interest described in the First Refusal Notice.
Section 6.4 Removal of Restrictions
     If Seller does not exercise its right to acquire all of the First Refusal Interest, then the transferring Party may sell or otherwise transfer the First Refusal Interest not acquired by the non-transferring Party on the terms described in the First Refusal Notice, for a period of 60 days following the expiration of the First Refusal Period, in which event the non-transferring Party shall not have any continuing right of First Refusal regarding the former First Refusal Interest held by the transferee thereof, nor any mandatory option to repurchase such former First Refusal Interest, nor any continuing right to any future revenues relating to such former First Refusal Interest.
ARTICLE VII
SURVIVAL
     Each of the representations and warranties in this Agreement shall survive the Closing.

ARTICLE VIII
CONDITIONS TO THE CLOSING
Section 8.1 Conditions of Closing
     The Parties obligations to effect the Closing is subject to the satisfaction as of the Closing of the following conditions precedent:
     (a) Representations and Warranties; Covenants. Each representation and warranty of the Parties herein shall be true and correct in all material respects at and as of the Closing as though then made, and each Party shall have performed and observed in all material respects each covenant or other obligation required to be performed or observed by it prior to the Closing.
     (b) Proceedings. No action, suit or proceeding shall be pending or threatened before any judicial authority or Government Entity the result of which could prevent or prohibit the consummation of the transaction contemplated by this Agreement and no judgment, order, decree, stipulation, injunction or charge having any such effect shall exist.
ARTICLE IX
TERMINATION
Section 9.1 Grounds for Termination.
     This Agreement may be terminated:
     (c) at any time prior to the Closing by mutual written agreement of the Parties; or
     (d) by any Party, at any time prior to the Closing if the other Party is in breach, in any material respect, of any of its representations, warranties or covenants; or
     (e) if there shall be any law that makes consummation of the transaction contemplated by this Agreement shall be illegal or otherwise prohibited, or if any order enjoining the a Party from consummating this transaction is entered and such order shall have become final and non-appealable; or
     (f) if the Closing shall not have occurred on the agreed date (unless the failure or delay resulted primarily from the Party initiating such termination).
Section 9.2 Manner and Effect of Termination.
     Any termination of this Agreement shall be effected by written notice to the non-terminating Party. Any termination of this Agreement shall not terminate the liability of any Party for any breach or default of any covenant or other agreement set forth herein which exists at the time of such termination.

ARTICLE X
MISCELLANEOUS
Section 10.1 Assignment; No Third Party Beneficiaries.
     This Agreement and the rights of the Parties hereunder may not be assigned (except by operation of law) and will be binding on and inure to the benefit of the Parties hereto and their successors in interest. This Agreement is not intended, or shall be construed, deemed or interpreted, to confer on any Person not a Party hereto or thereto any rights or remedies hereunder or thereunder, except as otherwise provided expressly herein or therein.
Section 10.2 Entire Agreement; Amendment; Waivers.
     This Agreement constitutes the entire agreement and understanding between the Parties and supersedes all prior agreements and understandings, both written and oral, relating to the subject matter of this Agreement. This Agreement may be amended, and any right hereunder may be waived, if, but only if, that amendment or waiver is in writing and signed by the Party affected by such amendment. The waiver of any of the terms and conditions hereof shall not be construed or interpreted as, or deemed to be, a waiver of any other term or condition hereof.
Section 10.3 Expenses.
     Except as otherwise provided herein, (i) Each Party shall pay its fees, expenses and disbursements in connection with the subject matter of this Agreement.
Section 10.4 Notices.
     All notices required or permitted hereunder must be in writing and will be deemed to be delivered and received (i) if personally delivered or if delivered by telex, telegram, facsimile or courier service, when actually received by the Party to whom notice is sent or (ii) if deposited with the United States Postal Service (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered with return receipt requested, addressed to the appropriate Party or Parties, at the address of such Party or Parties set forth below (or at such other address as such Party may designate by written notice to all other Parties in accordance herewith):
(i)	If to OCA:
OCA, Inc.
Dr. Dennis Buchman, Executive Vice President
3850 N. Causeway Blvd., Suite 800
Metairie, LA 70002

(ii)	if to Gimili:
Gimili, LLC
c/o Gina Cross
66 Oaklawn Drive
Metairie, LA 70005
     with copies (which will not constitute notice for purposes of this Agreement) to:
James G. Dalferes, Attorney
5440 Citrus Drive
Harahan, LA
     The address to which notices are to be given may be changed by notice given in accordance with this Section.
Section 10.5 Governing Law.
     This Agreement and the rights and obligations of the Parties hereto shall be governed by and construed and enforced in accordance with the substantive laws of the State of Louisiana, without regard to any conflicts of law provisions thereof that would result in the application of the laws of any other jurisdiction.
Section 10.6 Exercise of Rights and Remedies.
     Except as this Agreement otherwise provides, no delay or omission in the exercise of any right, power or remedy accruing to any Party hereto as a result of any breach or default hereunder by any other Party hereto will impair any such right, power or remedy, nor will it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor will any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver. No right, remedy or election any term of this Agreement gives will be deemed exclusive, but each will be cumulative with all other rights, remedies and elections available at law or in equity.
Section 10.7 Time.
     Time is of the essence in the performance of this Agreement in all respects.
Section 10.8 Reformation and Severability.
     If any provision of this Agreement is invalid, illegal or unenforceable, that provision will, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the Parties hereto as expressed herein, and if such a modification is not possible, that provision will be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

Section 10.9 Counterparts.
     This Agreement may be executed in multiple counterparts, each of which will be an original, but all of which together will constitute one and the same agreement.
Section 10.9 Operating Agreement.
     This Agreement shall constitute an operating agreement for OCAI, effective between the Parties and any other person who may acquire an ownership interest in OCAI.
     IN WITNESS WHEREOF, the Parties have executed this Capitalization Agreement as of the date first written above.

Gimili, LLC

By:	/s/ Gina P. Cross

Gina P. Cross

OCA, Inc.

By:	/s/ Dr. Dennis J. L. Buchman

Dr. Dennis J. L. Buchman Executive Vice President